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                                                                   EXHIBIT 23.01



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports with respect to Cardinal Health, Inc. and subsidiaries dated July 27, 2001 included in this Form 10-K, into the Company's previously filed Form S-3 Registration Statements (Registration Statement Nos. 333-24483, 333-46482, 333-62944, 33-62198 and 33-57223), previously filed Form S-4 Registration Statements (Registration Statement Nos. 333-74761 and 333-62938) and previously filed Form S-8 Registration Statements (Registration Statement Nos. 33-20895, 33-38022, 33-52537, 33-38021, 33-52539, 33-42357, 33-52535, 33-64337, 333-72727,
333-91849, 33-63283, 33-63283-01, 333-01927-01, 333-11803-01, 333-21631-01,
333-21631-02, 333-30889-01, 333-56655-01, 333-71727, 333-68819-01, 333-90417,
333-90423, 333-90415, 333-92841, 333-38198, 333-38190, 333-38192, 333-56006,
333-56008, 333-56010 and 333-53394).


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Columbus, Ohio,
August 24, 2001.